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                                                              EXHIBIT 10.26

                         PROPERTY MANAGEMENT AGREEMENT


                                    BETWEEN


KILROY REALTY FINANCE PARTNERSHIP, L.P., a Delaware united partnership, as Owner


                                      AND


        KILROY REALTY, L.P., a Delaware limited partnership, as Manager



                              Dated as of ___ 1997
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                         PROPERTY MANAGEMENT AGREEMENT


      THIS PROPERTY MANAGEMENT AGREEMENT (the "AGREEMENT") is made as of January __, 1997 (the "COMMENCEMENT DATE"), between Kilroy Realty Finance Partnership, L.P., a Delaware united partnership ("OWNER") and KILROY REALTY, L.P., a Delaware limited partnership ("MANAGER").


                                   BACKGROUND

      A. Owner owns, directly or indirectly, or leases certain real property (including the improvements, if any, thereon) as set forth in Exhibit "A"
                                                              ----------
hereto, each such property is referred to herein as a "Property" and all are collectively referred to as "Properties."

      B. Owner desires to obtain the services of Manager, on an "independent contractor" basis, with complete authority and control over the supervision, management and operation of each Property, to be the sole and exclusive manager/operator of the Property, pursuant to the terms of this Agreement, and to have the exclusive authority and control to (i) operate and manage the buildings and improvements located within each Property, and perform any and all other management functions necessary for the orderly, safe and efficient management/operation of each the Properties, (ii) perform or cause to be performed all necessary repairs, maintenance and services for the Properties, including but not limited to the common areas, and improvements thereon, (iii) obtain and maintain adequate insurance coverage for the Properties, (iv) perform all management obligations of Owner as landlord under all leases by and between Owner and tenants within the Properties, (v) perform all obligations of Owner as a tenant or landlord under any ground lease affecting the Properties, (vi) perform all obligations of Owner as a mortgagor under any mortgages encumbering all or a part of the Properties, and (vii) perform all obligations of Owner as a party to easements and other agreements affecting the Properties, including, but not limited to, assuming Owners's obligations as successor in interest to developer under Reciprocal Easement Agreements ("REAs"), which shall mean any reciprocal easement agreement to which the Owner is a party, or has become party by operation of law as a result of succeeding to the interest of the developer of the Property.

      C. Manager desires to assume such responsibility and to perform such services, pursuant to the terms and conditions of this Agreement, as hereinafter set forth.

      D. Concurrently herewith Owner has entered into that certain Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits dated as of January ___, 1997, between Morgan Guaranty Trust Company of New York ("Lender") and Owner (herein, together with all amendments and supplements thereto, the "Mortgage").

      E. All capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings ascribed to them in the Partnership Agreement.

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      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                               DUTIES OF MANAGER

      Subject to the provisions and during the effective term of this Agreement, Owner hereby appoints Manager and Manager hereby accepts appointment as Owner's manager for the Properties to perform all of Manager's Obligations. Manager agrees to perform Manager's Obligations so as to cause the Properties to be operated, maintained, leased and renovated in an orderly and efficient first-class manner as applicable to properties of a nature similar to the Properties in the market where the Properties are located. Manager shall perform Manager's Obligations not as an agent of Owner but as an independent contractor. Manager at all times during the performance of its duties hereunder shall act in Owner's best interest with respect to the proper protection of Owner's assets, including, without limitation, the Properties. In this capacity, except as disclosed to and approved by Owner in writing, Manager shall deal at arm's length with all third parties and Manager shall serve Owner's interest at all times. Manager shall act in a fiduciary capacity with respect to the proper protection of and accounting for Owner's assets.

      Without limiting the generality of the foregoing, Manager agrees to, and is hereby granted the authority to, do the following:

      A.  Notification

      Immediately upon execution of this Agreement, Manager shall:

         (i) Notify all tenants or occupants of the Properties of the change in management of said Property. Pursuant to such notification requirement, Manager shall send out "Tenant's Notice Letter" in the form attached hereto as Exhibit "D".

         (ii) Notify all service entities that currently provide services of the nature described in Section I.K. to the Properties of the change in management and enter into new service agreements with said entities in accordance with Section I.K.

      B.  Employ Personnel.

         (i) Manager agrees to hire, pay, supervise and discharge all employees and personnel necessary for the performance of Manager's Obligations as required hereunder. Unless otherwise agreed to by Owner, such personnel shall in every instance be the employees or independent contractors of Manager and not of Owner, and Manager shall be responsible for all matters relating to such personnel, including compliance with the requirements of all applicable laws relating to such employees. Subject to reimbursements as hereafter set forth, the salaries, wages and other compensation and fringe benefits, union dues, insurance, employer's and employees' taxes, and vacation (collectively, "WAGES") of such employees and personnel shall be negotiated and paid by Manager. Additionally, at the expense of Manager, executive personnel of Manager shall be charged

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with the performance of Manager's Obligations under this Agreement and with the general supervision, direction and control of on-site personnel at the Properties.

         (ii) In no event shall Manager enter into an employment contract for "ON-SITE" employees at the Properties relating to services to be performed at or for the Properties except in accordance with the approved operating budget. Employees of Manager who are responsible for or have access to funds of Owner shall be subject to Owner's approval, not to be unreasonably withheld.

      C.  Books and Records.

         (i) Manager agrees to maintain separate and complete books and records in connection with its management and operation of the Properties (which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded), including all Leases (hereinafter defined), amendments, contracts, agreements and other documents relating to the Properties. Such books and records shall be kept in a safe and secure manner, and shall be sufficient to respond to Owner's requirements for financial information, including, without limitation, financial requirements (a) set forth in Owner's partnership agreement and (b) of Owner's lender(s). All such books and records shall be maintained at Manager's address set forth herein. Manager shall exercise such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity on the part of Manager's employees or agents including losses arising from theft of assets by Manager's employees or other agents, or penalties and/or interest of a material nature. Manager shall preserve all such books and records for at least six (6) years after the close of the calendar year to which they relate. Manager shall make the books of account and all other records relating to or reflecting the operation of the Properties available to Owner and its representatives at Manager's principal office at all reasonable times upon reasonable Notice for examination, audit, copying, inspection and transcription. Upon Owner's reasonable request and expense, Manager shall deliver to Owner copies of any source materials utilized by Manager in preparing the records, books and accounts. All books and records at all times shall be the property of Owner. Upon termination of this Agreement, Manager, at Owner's request and expense, shall deliver copies of all such books and records to Owner.

         (ii)  Manager agrees to render to Owner on or before the fifteenth
(15th) day of each calendar month a detailed financial report as specified in
Article IV. Manager shall, within ninety (90) days after the end of each calendar year, have an audit of the books and records of the Properties made by Deloitte & Touche L.L.P. or another firm of certified public accountants or other auditors approved by Owner, which audit shall be certified as to the fairness of the presentation of such financial statements and notes and the preparation thereof in accordance with generally accepted accounting principles applied on a consistent basis. While the foregoing shall in no event include any tax return preparation relating to the Properties, Manager shall assist Owner, at Owner's request and expense, in obtaining information necessary to prepare such returns. In addition, Manager shall furnish Owner with a report setting forth in sufficient detail all data and information regarding the business of the Properties as shall be required to enable Owner to prepare its federal, state and local income tax returns. The expense of the annual audit shall be an expense of Owner.

      D.  Manager's Enforcement of and Compliance with Lease Terms.

      Manager shall consult with Owner regarding the breach of any tenant's material obligations as required by leases and all other occupancy agreements (collectively, "LEASES"). Unless advised by Owner to the contrary, Manager shall require compliance with the requirements of Leases on the part

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of the tenants and occupants thereunder (collectively, "TENANTS") and, at the direction of Owner, otherwise take such actions as may be necessary to exercise Owner's rights under any such Lease. In addition, if a Tenant's Lease requires that such Tenant maintain any insurance coverage, Manager shall use its reasonable best efforts to obtain such certificates of insurance annually from each such Tenant and review same for compliance with the Lease.

      E.  Collection.

      Manager shall calculate and collect: (a) the rents and all other charges payable by Tenants under the terms of their Leases (collectively, "RENTS"), including the timely billing for such rents and other charges, including the calculation and timely billing of all escalations, pass-throughs, percentage rent, electricity charges, charges for work or services, and any and all other sums payable by Tenants; and (b) any and all other charges that may from time to time be due and payable to Owner from Tenants, licensees, or the public with respect to the Properties, including parking income, storage income, income from coin-operated machines, and so on. All Rents and other charges collected pursuant to this Section I.E. shall be deposited in the Capital Account.

      F.  Defaults.

      Manager shall notify Owner in the management reports delivered pursuant to Paragraph IV.B of any defaults by Tenants under their Leases. Manager may, at Owner's expense, with Owner's prior approval, engage counsel and cause such legal proceeding to be initiated and prosecuted as may be necessary to enforce Leases and Tenant obligations in connection with a Tenant's failure to pay rent or other material Tenant defaults as is standard in the ordinary course of business of property managers similarly situated. In this regard, with respect to a Tenant's failure to pay rent, Manager, with the approval of Owner, shall have the authority to, and shall, cancel Leases, terminate tenancies and occupancies, serve in the name of Owner such notices as are appropriate to institute and prosecute causes of action, evict Tenants and recover Rents and other sums due, and compromise disputes with Tenants involving set-offs or damage claims and Manager shall promptly notify Owner of same; provided, however, Manager shall not compromise or settle any single dispute involving in excess of $______ or disputes that in the aggregate in any year total more than $______ in each case without Owner's prior approval.

      G.  Service and Labor.

      Manager agrees to review, evaluate, negotiate and enter into service contracts and any other contracts in the name of Owner that are required in the ordinary course of business of operating the Properties in a first-class manner as applicable to properties of a similar nature to the Properties and which, except as provided in Section I.I, provide for services that are included in an approved budget, including, without limitation, contracts for electricity, gas, telephone, cleaning, security, vermin extermination and other services which are required under any of the Leases or to comply with any Requirements (hereinafter defined). Manager shall not enter into any contract (not covered by the provisions of Sections I.A and I.R) having a term of more than one (1) year or requiring payments in excess of $______ for any one year period or contracts requiring payments in excess of $______ in the aggregate for any one-year period, without Owner's prior approval. Manager shall submit any prospective services required for the Properties involving in excess of $______ during any twelve (12) month period to a competitive bidding process, accepting bids, if any, from unrelated third parties.

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      H.  Repairs and Maintenance.

      At the expense of Owner, and in accordance with the budgets, Manager agrees to keep the Properties, including all equipment and systems, in good order and repair, in a first-class manner as applicable to properties of a similar nature to the Properties, in clean and sightly condition, and in compliance with all Requirements, and to make, and supervise the making of, all repairs that are the obligations of Owner to Tenants of the Properties (unless the same is required to be performed by Tenants under their Leases, in which event, Manager shall use diligent efforts to enforce compliance by such Tenants) and all repairs, maintenance, decorations, replacements, substitutions, improvements and additions to the Properties necessary or desirable for keeping the Properties in such condition. Where appropriate for the work required, or as otherwise required hereunder, Manager shall submit proposed expenditures to a competitive bidding process. The applicable provisions of Section I.R shall apply to all repairs, maintenance, decorations, replacements, substitutions, improvements and additions to the Properties. Manager agrees to make payments on account of all repairs, replacements, renovations, additions and other payments directed by Owner whether or not such items have been included i the approved budgets, provided that Owner makes adequate provisions for the repayment of all costs connected with such items.

      I.  Emergency Expenditures.

      Manager agrees to give prompt Notice to Owner of any emergency requiring repairs or expenditures and to make reasonable efforts to secure Owner's prior approval before making same. If, after Manager's unsuccessful attempts to notify or contact Owner, in the reasonable good faith judgment of Manager, any capital improvement must be undertaken immediately, or any operating expense must be incurred immediately that are required (a) to correct a condition that if not corrected would endanger imminently the preservation or safety of the Premises (or any portion thereof) or the safety of Tenants or other persons, (b) to avoid the imminent suspension of any necessary service in or to the Premises, or (c) to prevent Owner or any of the partners of Owner from being subjected imminently to criminal or substantial civil penalties or damages, then Manager shall be permitted to make such capital improvement or to incur such operating expense, not in excess of $______, without regard to the approved operating budget and without first obtaining the approval of Owner, provided Owner is informed of any such expenditure before the end of the business day on which the same is incurred.

      J.  Maintenance, Taxes and Assessments; Business License.

         (i) Unless bills are sent directly to a mortgagee, Manager shall obtain and verify bills for real estate and personal property taxes, improvement assessments and other similar charges that are or may become liens against the Premises and shall recommend payment (or, if reasonable, appeal as in its best judgment it may decide). Unless a mortgagee is required to make payment, Manager shall forward such bills to Owner for payment by Owner in such time to permit Owner to avoid penalty for late payment or to permit Owner to take advantage of discounts. If Owner directs Manager to make payment, Manager shall pay, at the expense of Owner, all real estate and personal property taxes and assessments levied or assessed against the Premises or personal property used in connection therewith, such payments to be made in each case so as to avoid the imposition of additional interest, penalties or other charges for the late payment thereof (or if Owner directs, so as to obtain any available discount), and shall furnish Owner with receipted bills therefor.

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         (ii)  Manager agrees to annually review, and, at Owner's request, submit a report on all real estate and personal property taxes and assessments affecting the Premises (and if so requested, Manager may engage outside consultants, at Owner's expense, with Owner's prior approval) and to initiate and pursue appeals of same, if so directed by Owner.

         (iii) Manager shall promptly notify Owner of, and at Owner's expense, cause the issuance of, any necessary business licenses and permits in the name of Owner or the Premises.

      K.  Inventories and Supplies.

      Manager agrees to supervise and purchase, or arrange for the purchase, at Owner's expense (subject to the budget as described in Section IV), in an economical manner, of all inventories, provisions, supplies and operating equipment that, in the normal course of business, are necessary and proper to maintain and operate the Premises in a first-class manner as applicable to properties of a nature similar to the Premises. Manager shall pass through to Owner all "bulk" discounts (or Owner's pro rata share, if applicable) received by Manager in connection with such purchases.

      L.  Signs.

      Subject to approval of Owner, Manager agrees to promulgate and maintain from time to time a policy with respect to the erection and maintenance of signs at the Premises. All required temporary or permanent exterior/interior signage to properly identify and market the Premises, as approved by Owner, shall be considered an expense of the Premises.

      M.  Hours.

      At all times during normal business hours, and with respect to emergencies, during all other hours, Manager agrees to be available to, or cause a representative of Manager to be available to, Tenants in the Premises.

      N.  General Operations.

      Manager, at the expense of Owner, agrees to operate the Premises and all facilities and services in the Properties in a first-class manner as applicable to properties of a nature similar to the Properties and in compliance with all Requirements and to provide such services at the Properties as are normally provided by operators of properties of comparable class and size; subject, however, to the budget constraints described in Section I.V.A. Manager shall draft, upon Owner's written request, and implement, upon receipt of Owner's approval thereof, all operating procedures and emergency, contingency and security plans for the Properties.

      O.  Tenant Complaints.

      Manager shall submit to Owner promptly upon receipt any notice of any alleged default of Owner received from any Tenant at the Properties. Manager agrees to handle complaints and requests from Tenants and to notify Owner of any significant complaint made by a Tenant at the Properties.

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      P.  Notices of Claim of Injury or Damage.

      Manager agrees to notify (i) Owner and any insurance carrier of insurance required under Section VII.B of any personal injury or property damage occurring to or claimed by any Tenant or third party with respect to the Properties and
(ii) Owner of any disclaimer of coverage by any insurance carrier, and to promptly forward to Owner any summons, subpoena, or legal document served upon Manager relating to actual or alleged potential liability of Owner, Manager or the Properties promptly upon Manager's knowledge thereof.

      Q.  Hazardous Substances.

      If during the term of this Agreement, Manager becomes aware of the existence or the likely existence at the Properties of hazardous materials, toxic wastes, asbestos or asbestos-containing materials or any other substance, now or in the future defined as a "hazardous substance" under U.S.C. (S) 9601 et seq., as amended or under any similar rule, regulation or law now existing or hereafter enacted or adopted (collectively, "HAZARDOUS SUBSTANCES"), then Manager shall immediately notify Owner of the condition and recommend a course of action to be taken in connec tion therewith. Owner shall determine such further course of action. Manager shall always use due diligence in detecting and preventing hazardous conditions. Manager shall not take any action or fail to take any action with respect to Hazardous Substances without the authorization of Owner.

      R.  Construction and Renovation.

      In connection with all repairs, alterations, renovations, replacements and construction work performed at the Properties, including, without limitation, under Section I.H, whether by Owner or any Tenant (collectively, "WORK"), Manager shall coordinate, monitor and supervise Work as provided herein so that all Work shall be performed in an orderly manner, in a good and workerlike manner, lien-free (subject to timely payment by Owner as required hereunder), in compliance with all applicable laws, rules, regulations, ordinances and permits, and so as to cause a minimum of interference with the Tenants' use of the Properties and with the operation of the equipment and mechanical and other systems of the Properties. Without limiting the generality of the foregoing, Manager shall:

      a. cause to be prepared, and review, plans and specifications (at Owner's expense to the extent Manager incurs any out-of-pocket, third-party expenses in connection with such plans and specifications) and a budget (at Manager's expense) for any one item of Work that will cost in excess of One Hundred Thousand Dollars ($100,000) ("MAJOR WORK"), and advise Owner about, and obtain Owner's prior approval for, all such Major Work;

      b. obtain Owner's prior approval for all Work that affects the Properties' exterior or landmark-designated (if applicable) elements or structural elements or electrical, plumbing, mechanical and other systems;

      c. review and advise Owner about all contracts and agreements to be entered into in connection with the performance of Work;

      d. if any contract for Work is to be performed by or on behalf of Owner, the cost of that is expected to exceed Ten Thousand Dollars ($10,000), then Manager shall require

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         competitive bidding for the performance of such Work (in a manner consistent with bidding procedures approved by Owner), shall accept third-party bids therefor, and shall review the bids with Owner and advise Owner which bid to accept;

      e. if requested, prepare loan disbursement requests with all requisite back-up documentation in order to obtain payment for the Work;

      f. be responsible for, and obtain Owner's approval for, all filings and applications for permits, certificates and other similar approvals or documentation with all authorities having jurisdiction over the Properties or Work;

      g. consult with and advise Owner about, and obtain Owner's approval with respect to, the types and coverage limits of insurance to be required of the general contractor, construction manager, architect, engineer, sub-contractors and other professionals involved in any Work, which coverage shall comply with the provisions of Section IV.D (the "PROFESSIONALS");

      h. act as construction manager (as such term is commonly understood in the California construction industry, but in any case including the following responsibilities: assist Owner in defining the scope of work; assist in preparing and reviewing plans and specifications, including attendance at meetings with architects and engineers; solicit bids; coordinate schedule, ordering, and deliveries; supervise job; regularly inspect work; review draw requests and make recommendations for payment; keep Owner informed of the status of the job; and make recommendations regarding payment) and supervise and monitor the performance of the Professionals and the overall progress of such Work, provided that Manager shall not be required to undertake the role of construction manager for Work the estimated cost of which exceeds One Million Dollars ($1,000,000);

      i. during the performance of any Work, certify to Owner, when requested, that, to the best of Manager's knowledge, such Work is being performed in accordance with the provisions hereof and, if applicable, in compliance with the plans and specifications therefor;

      j. inform Owner of the commencement of any Work other than Major Work; and

      k. use its best efforts to obtain waivers of lien from all contractors, subcontractors, and materialmen involved in the performance of any Work and the materials furnished in connection therewith, as soon as same may be obtained under applicable Requirements.

      S. Sufficient Funds; Expenditures To Be Approved.

      Notwithstanding the imposition of Manager's Obligations upon Manager hereunder, if the cost of performing any such Manager's Obligations is to be borne by Owner as provided in the applicable approved budget or as otherwise agreed to by Owner herein or elsewhere in writing, Manager shall not be obligated to perform such Manager's Obligations unless Owner provides Manager with sufficient funds therefor. In addition, notwithstanding the rights granted to Manager under this Article I and elsewhere in this Agreement to incur expenditures on behalf of Owner, unless such expenditures are included in a budget previously approved by Owner, or are of an emergency

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nature (and meet the dollar limitations as described in Section I.I), all such expenditures must be approved by Owner prior to Manager incurring same.

      T. Transactions. If Owner desires to sell or refinance any one or more of the Properties, then Manager shall fully cooperate with Owner and/or Owner's designated parties as Owner directs, including by providing detailed information, exhibiting the Properties, and so on. Manager shall have no rights or decision making authority in connection with any such sale or refinancing.

      U. Information. Manager shall keep Owner apprised of, and shall promptly notify Owner of, all matters that have or may have a material effect on the ownership, operation, maintenance or repair of the Properties.

      V.  Mandatory Contract Provisions.

      Any service, supply, maintenance, repair, construction or other contract referred to in Article I shall, unless otherwise agreed to by Owner, (a) be in the name of Owner or, if requested by Owner, Manager, including service contracts in existence on the Commencement Date, (b) contain a provision by which the contractor or subcontractor, as the case may be, indemnifies, defends and holds Owner harmless from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements and court costs, sustained or incurred by or asserted against Owner by reason of or arising out of the contractor's, subcontractor's, its employees', agents' or representatives' negligence, fraud, willful misconduct or criminal acts, (c) be assignable, at Owner's or Manager's option, as applicable, to a new owner of the Properties without the contractor's consent, (d) include a provision for cancellation, without penalty, by Owner upon not more than thirty (30) days' written Notice, and (E) require that the contractor or subcontractor provide evidence of sufficient insurance acceptable to Owner or Manager, as the case may be. In addition, Manager shall make Owner and each of its lenders an additional beneficiary of any insurance or indemnity provision that is provided in any such contract. If Owner shall sell or otherwise transfer the Properties and not exercise its option set forth in Article X to terminate this Agreement in connection therewith, then Manager shall, at Owner's option, assign to Owner or Owner's successor-in-interest any or all service contracts pertaining to the Properties that may be in the name of Manager.


                                  ARTICLE II.

                                DUTIES OF OWNER

      A.  Management Materials in Possession of Owner.

      At the Commencement Date and at any and all times thereafter that such material becomes available to Owner, Owner shall promptly furnish Manager with all documents and written information required for the management of the Properties, such as all Leases, amendments, the status of rental payments, copies of service contracts in effect, and all applicable insurance policies, and other documents and information as Manager may reasonably request.

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      B.  Hazardous Substances.

      At commencement of this Agreement, and at any and all times thereafter that any written knowledge is obtained by Owner relating to the continued existence of any Hazardous Substances, underground storage tanks, and health, fire and safety hazards with respect to the Properties, Owner shall promptly furnish Manager with all documents, studies, tests, and reports that discuss or mention any of the foregoing. Owner and Manager agree to make public all test and inspection results required by law or Lender to be disclosed. Should Manager reasonably disagree with Owner's instructions in regard to these matters, Manager may, at its option, terminate this Agreement in accordance with
Section X.B. The fact that Manager may choose not to terminate this Agreement shall not be taken as an agreement to or acquiescence in the action of Owner taken in regard to these matters.

      C.  On-Site Office.

      If the performance by Manager of Manager's Obligations requires facilities or space at the Properties, Owner agrees to provide appropriate facilities or space at the Properties suitable for the discharge of Manager's Obligations under this Agreement.

      D.  Authorities Withheld by Owner.

      Listed below are specific authorities that Owner is withholding from Manager unless superseded by written permission from Owner, or as may be approved by Owner in a budget:

      a. Execution of Leases.

      b. Other authorities or rights not expressly granted to Manager hereunder.

      c. Other authorities or rights that expressly require Owner's approval hereunder.


                                  ARTICLE III.

                            EXPENSES BORNE BY OWNER

      Except as otherwise expressly provided herein, all expenses, debts and liabilities incurred to third parties in accordance with the terms hereof, or by Owner directly, are and shall be obligations of and paid by Owner, and Manager shall not be liable for any such obligations by reason of its management, supervision or operation of the Properties for Owner. To the extent expenses of the Properties can be passed on to Tenants, considering Lease terms, Manager shall so pass on such expenses and the amounts so collected shall be treated as Rents. Manager agrees to pay all Wages, which amounts shall, subject to the exclusions hereinafter specifically set forth, be an expense of Owner. The following expenses or costs incurred by Manager in connection with the management of the Properties shall be at the sole cost and expense of Manager and shall not be reimbursable or paid by Owner:

         (a) Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, union dues, vacation and other benefits of Manager's personnel not covered in the approved operating budget.

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         (b) General accounting, bookkeeping and reporting services required hereunder to be provided by Manager in the normal course of its business in connection with its management of properties.

         (c) Political or charitable contributions.

         (d) Cost of advances made to employees, which advances at any time exceed repayments thereof theretofore made by employees.

         (e) Cost of travel and meals of employees.

         (f) Any expenses not specifically approved in the approved operating budget or otherwise specifically approved by Owner as an expense of Owner, either herein or elsewhere, in writing.

         (g) Manager's overhead, general and administrative costs and expenses.

Owner shall not be responsible for any costs associated with the supervision and coordination of any of the Manager's Obligations, except for the Management Fee referred to in EXHIBIT "B."


                                  ARTICLE IV.

                           BUDGETS AND BANK ACCOUNTS

      A.  Budgets.

         (i) Manager agrees to prepare at least annually, and submit to Owner for its approval on or before ______ of each calendar year, an operating budget for the next ensuing calendar year, which operating budget shall include, among other things, (a) the name and title of each employee "on-site" at the Properties, (b) the responsibilities of, and duties performed by, such employees, and (c) the Wages for each such employee, and updates or revisions to the budgets for the current operating year, in each case in a manner reasonably satisfactory to Owner. Manager agrees to prepare and submit to Owner for its approval an operating budget for the remainder of the calendar year that includes the Commencement Date within thirty days after the Commencement Date. Pending such delivery and approval, Manager shall operate the Properties in a manner substantially consistent with prior practice and all contracts and expenditures shall be subject to Owner's approval not to be unreasonably withheld.

         (ii) Manager agrees not to make expenditures for the operation and maintenance or improvement of, or otherwise relating to, the Properties in any fiscal year except within the categories and amounts contained in the budgets for that year previously approved by Owner, unless (a) such expenditure is specifically authorized under any of the other provisions of this Agreement, or
(b) Manager first obtains Owner's approval of such expenditure. In addition, during the calendar year, Manager shall inform Owner of any significant increases or decreases in costs and expenses or revenues that were not foreseen during the budget preparation period and thus were not reflected in the operating budget.

      B.  Bank Accounts.

         (i) All costs and expenses which, pursuant to the provisions hereof, are agreed to be operating expenses of the Properties, shall be paid from the Manager's Operating Account(s), as defined in subsection (ii) below, unless the funds therein are insufficient for such purpose, in which event the same shall be paid from funds provided by the Owner. Manager may, however, but shall not be obligated so to do, make any advance of funds, subject to reimbursement therefor (without interest) by Owner within five (5) days after written request therefor, to cover any expenses which Manager reasonably believes are necessary for the maintenance or operation of the Properties and are permitted by the provisions hereof.

         (ii) Manager's Operating Account(s) shall be in the form of a Money Market account and/or checking account, as deemed reasonably necessary by Manager, and shall be established into which the depositary for the Servicing Agent shall make disbursements from the Deposit Account in accordance with the terms and conditions of the Mortgage. All rent and other gross receipts from the Properties shall be deposited directly by Tenant into the Deposit Account, which shall be set up pursuant to the terms of the Mortgage. In the event that the Manager receives any funds with respect to the Properties, Manager shall immediately deposit such funds into the Deposit Account. Manager shall pay from the Manager's Operating Account(s), as determined by Manager, all expenses Manager reasonably believes, in its sole judgment and discretion, are necessary for the operation and management of the Properties, including the compensation to which Manager may be entitled as provided for in Article IX hereof and as provided in the Loan Agreement. All funds on deposit in the Manager's Operating Account shall be and remain the sole and exclusive property of Owner. No less often than upon disbursement from the Deposit Account in accordance with the Mortgage, Manager shall transfer to Owner, as Owner shall direct, from the Manager's Operating Account(s), all funds which, in Manager's good-faith estimate, are in excess of the Properties' current operating needs. Owner shall, to the extent that the aggregate amount of funds in the Manager's Operating Account(s) relating to the Properties are insufficient to pay current operating needs, deposit sufficient funds into the Manager's Operating Account(s) as instructed by Manager within ten (10) days after Manager's written request (but no more than once per month, except in the case of an emergency).

         (iii) Owner agrees that it shall not withdraw funds from the Manager's Operating Account(s) unless Manager fails to perform under this Agreement. Manager represents that all obligations shall be paid from the Manager's Operating Account(s), as determined in the discretion of Manager, and further agrees that all such obligations shall be paid by check or bank transfer from such account directly to third-parties entitled thereto.

         (iv) Manager shall cause to be furnished to Owner periodic statements, no less often than monthly, of the revenue and disbursements relating to the Properties and showing all deposits and withdrawals or distributions from the Manager's Operating Account(s). Manager shall also prepare and deliver to Owner any and all reports required to be delivered to Lender under the Loan Agreement.

         (v) Notwithstanding the foregoing provisions of this Article IV, Manager acknowledges that Owner, in connection with the Mortgage, has entered into a Cash Collateral Account Security, Pledge and Assignment Agreement, between Owner and Lender (the "Cash Collateral Account Agreement"), and Manager agrees to comply with the provisions of the Cash Collateral Account Agreement, and to the extent required by Lender, to execute such agreement, provided that such compliance and execution by Manager shall not expose Manager to obligations and liabilities greater than those to which Manager is exposed hereunder.

                                  ARTICLE V.

                                  COMPLIANCE

         (i) Manager agrees, subject to the approved budget and to Manager's rights in the event of an emergency as set forth in Section I.I, to operate the Properties in such a manner as to comply with and abide by all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of (i) any federal, state or municipal authority, and (ii) any insurance companies covering any of the risks against which the Properties are insured (individually, a "REQUIREMENT" and collectively, "REQUIREMENTS"). In addition, Manager shall use its best efforts to comply, at Owner's cost and expense, with all terms and conditions contained in all Leases, agreements, contracts, loan documents and other binding obligations of Owner relating to the Properties, of which Manager is aware.

         (ii) Subject to the approved budget and to Manager's rights in the event of an emergency as set forth in Section I.I, Manager shall promptly remedy any violation of any Require ment (a "VIOLATION") that comes to its attention. As and when directed by Owner, and at the expense of Owner, Manager shall institute, in the name of Owner and using counsel approved by Owner, appropriate actions or proceedings to contest any such Requirement. Expenses incurred in remedying or contesting Violations may be paid by Manager without Owner's approval provided such expenses do not exceed Ten Thousand Dollars ($10,000.00) in any one instance. If, however, a Violation is one for which Owner might be subject to criminal or civil penalty, Manager shall notify Owner by no later than the end of the business day on which Manager becomes aware of the Violation so that prompt arrangements may be made to remedy the Violation.

         (iii) Neither Owner, Manager nor anyone authorized to act for any of them, shall, in the leasing of space at the Properties, the provision of service thereto, or in any other manner, discriminate against any person on the grounds of race, color, creed, religion, disability, sex or national origin. Manager shall comply with all laws, regulations and ordinances pertaining to the foregoing.

         (iv) Manager and Owner each mutually agree that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, disability, sex or national origin in the leasing, use or occupancy of, or the employment of Manager's personnel at, the Properties, nor shall Owner or Manager permit any such practice or discrimination or segregation with reference to the selection, location, number, use or occupancy of Tenants.

                                  ARTICLE VI.

                         INSURANCE AND INDEMNIFICATION


      A. Insurance.

      Owner shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Mortgage:

         (i) Property Insurance.  Insurance with respect to the Improvements and
             ------------------
   the Building Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent Owner from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Building Equipment (and must provide coverage of any additional costs associated with applicable Legal Requirements), and such policies shall be subject only to exclusions that are standard and customary for properties comparable to the applicable Property and acceptable to the Rating Agencies and Lender. The term "full insurable value" means the actual replacement cost of the Improvements and the Building Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) (but in no event less than 125% of the applicable Allocated Loan Amount) determined annually by an insurer, a recognized independent insurance broker or an Independent Appraiser selected and paid by Owner and in no event less than the coverage required pursuant to the terms of any Lease; provided, however, if the terms of the applicable insurance policies expressly provide for insurance to be provided in the amount of the actual replacement cost of the Improvements and the Building Equipment or such policies contain a replacement cost endorsement, no such annual determination will be necessary;

         (ii)  Liability Insurance.  Comprehensive general liability insurance,
               -------------------
   including bodily injury, contractual injury, death and property damage liability, and excess and/or umbrella liability insurance against any and all claims, including all legal liability that could be imposed upon Lender, to the extent insurable, and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Property in such amounts as are generally required by institutional lenders for properties comparable to the Properties written on a per occurrence basis with a per occurrence limit of not less than $1,000,000 and with an aggregate limit of not less than $5,000,000 per Property;

         (iii) Workers' Compensation Insurance.  Statutory workers' compensation
               -------------------------------
   insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by Owner), with respect to any work by or for Owner performed on or about any Property;

         (iv)  Loss of Rental Value.  Loss of "rental value" or "business
               --------------------
   interruption" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the loss of rents sustained during the period of at least twelve (12) months following the date of casualty (which casualty shall include damage by reason of earthquake). Such policies of insurance shall be subject only to exclusions that are acceptable to Lender and the Rating

   Agencies. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Owner from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of Operating Expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied;

         (v)    Builder's All-Risk Insurance.  During any period of repair or
                ----------------------------
   restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits as Lender may request, in form and substance acceptable to Lender.

         (vi)   Boiler and Machinery Insurance.  To the extent applicable, broad
                ------------------------------
   form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment, if any, located in, on or about each Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to each Property;

         (vii)  Flood Insurance.  If any Improvement on any Property is located
                ---------------
   within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance if available, in an amount equal to the lesser of the Allocated Loan Amount for the applicable Property and the maximum limit of coverage available with respect to the applicable Property, acceptable to Lender, provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available;

        (viii) Earthquake Insurance.  Earthquake coverage with such limits and
               --------------------
   deductibles as are generally required by institutional lenders for similar properties in the geographic area where the Properties are located, in any event at least equal to the lesser of the Allocated Loan Amount for the applicable Property and the maximum limit of coverage available with respect to the applicable Property. Such coverage shall be placed with one or more reputable insurers and may insure additional properties on a pooled risk basis. Notwithstanding the foregoing, Owner shall not be required to carry such earthquake coverage with respect to Properties as of the date hereof, unless the same shall be required by any Lease of such Property. In addition, if any Substitute Property is located in California, if Owner shall deliver to Lender a seismic study with respect to such Substitute Property located in California, quantifying the probable maximum loss with respect thereto in connection with an earthquake, which report shall be acceptable to Lender, Lender shall waive the requirements of this clause (viii) with respect to such Substitute Property, provided that no Lease of such Substitute Property shall require such coverage; and

         (ix)  Other Insurance.  At Lender's reasonable request, such other
               ---------------
   insurance, including but not limited to earthquake insurance, with respect to the Trust Estate against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties compara ble to the Properties.

      B. Ratings of Insurers.

      Owner will maintain the insurance coverage described in Section ___ above, in all cases, with one or more domestic primary insurers acceptable to Lender, having both (i) a claims-paying-ability rating by Standard & Poor's Ratings Services of not less than "AA" and its equivalent by any other Rating Agency, and (ii) an Alfred M. Best Company, Inc. ("Best") rating of "A" or better and a
                                           ----
financial size category of not less than IX. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the state where the Property insured is located.

      For the purposes hereof, "Maximum Foreseeable Casualty Loss" shall mean the estimate of a qualified fire protection engineer in connection with Owner's existing insurance package of the maximum probable casualty loss which would be suffered in respect of the Improvements and Building Equipment for any Property as a result of damage caused by the perils covered by the insurance described in
Article VI.

      The insurance coverage required under Section VI.A. may be effected under a blanket policy or policies covering the Trust Estate and other properties and assets not constituting a part of the Trust Estate; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Trust Estate, and any sublimits in such blanket policy applicable to the Trust Estate, which amounts shall not be less than the amounts required pursuant to Section VI.A. and which shall in any case comply in all other respects with the requirements of this Section VI.

      C. Miscellaneous

      Owner shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Owner on or with respect to any part of any Property pursuant to this Section ___. Notwithstanding anything to the contrary, it is expressly understood and agreed that any insurance which Owner shall cause any Tenant to provide that shall otherwise be in compliance with all of the terms and conditions of this Section VI shall satisfy Owner's obligations with respect thereto hereunder.

      Owner will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section VI unless such insurance complies with this Section VI.

      Except in the case of public liability insurance, upon Lender's request, Owner shall deliver to Lender an Officer's Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and
(v) such other information as Lender may reasonably request.

      D.  Indemnification.

      Manager agrees to indemnify and save Owner, and Owner's partners (direct and indirect), and the officers, employees and partners of Owner and Owner's partners (direct and indirect), harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of Manager, or Manager's failure to take appropriate action for the theft, fraud, willful misconduct or gross negligence of its employees, agents and/or representatives. Except for Manager's theft, fraud, willful misconduct or gross negligence, Owner shall indemnify, defend and hold harmless Manager from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees, relating to the Properties that results from Manager's performance of Manager's Obligations hereunder in accordance with the terms hereof, provided Manager:

      (1) notifies Owner and any insurance carrier (as required) promptly after Manager receives notice of any such loss, damage or injury;

      (2) takes no action (such as admission of liability) that bars Owner from obtaining any protection afforded by any insurance policy Owner may hold or that might prejudice Owner in its defense to a claim based on such loss, damage or injury; and

      (3) agrees that Owner shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit.

Nothing contained herein shall be construed as indemnifying Manager against its theft, fraud, willful misconduct or gross negligence, or against any losses, claims, demands, liabilities, suits, damages, awards, judgments, charges, penalties, fines costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be imposed upon, incurred, paid by or asserted against Owner by reason of or in connection with the Manager's obligations under this Agreement.

      Manager agrees that the obligations of Owner under or with respect to this Agreement, if any, do not constitute personal obligations of Owner and shall not create or involve any claims against, or personal liability on the part of Owner and that Manager and all Persons claiming by, through or under Manager will look solely to Owner's interests in the Properties and not to any other assets of Owner for satisfaction of any liability of Owner in respect of this Agreement and will not seek recourse or undertake any collection or enforcement measures against Owner or levy upon, attach, execute against, collect from or otherwise attempt to enforce Owner's obligations or liabilities against any personal assets or other assets of Owner.


      E.  Survival of Indemnifications.

      The indemnifications set forth in this Article shall survive the expiration or earlier termination of this Agreement.

      F.  Ownership of Materials; Confidentiality.

      All estimates, projections, studies, reports, charts, recommendations, surveys, plans, drawings, agreements and other data, information, documents and work in any way relating to the Properties prepared and done by Manager pursuant hereto or otherwise in the possession of Manager shall be and remain the property of Owner. Throughout the term of this Agreement, Manager shall promptly furnish Owner with accurate, current and complete copies of all such data and materials with respect to the Properties. Immediately following any termination of this Agreement, Manager shall turn over to Owner originals, and where no originals are available, copies of all such data and materials in Manager's possession, and Owner shall have the right to use the same without further compensation to Manager. Manager agrees, for itself and all Persons retained or employed by Manager in performing its services hereunder, to hold in strict confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Manager or to any such Persons (all information obtained or provided relating to Owner or the Properties's financial condition or otherwise designated as such by Owner conclusively being deemed confidential, including, but not limited to, any data, information, plans, programs, processes, test results, costs, operations or identities of tenants which may come within the knowledge of Manager or any such Persons in the performance of, or as a result of, its services), except where: (a) Owner specifically authorizes the disclosure of any information to others or such disclosure reasonably results from the performance of Manager's duties hereunder; or (b) such written data or information previously and lawfully shall have been made publicly available by parties other than Manager.

      G.  Nondiscrimination.

      There shall be no discrimination against or segregation of, any person or group of persons, on account of race, color, sex, marital status, creed, religion, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Properties, nor shall the Manager, its agents, employees or any other person claiming under or through Manager, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the Properties.

      H. Prohibited Inducements

      Except as otherwise expressly provided in this Agreement, Manager, its directors, employees or agents shall not give to or receive from any director, employee or agent of any tenant of the Properties or any party or entity with whom it contracts for the benefit of the Properties any gift, payment, entertainment or other favor of significant value, or any commission, fee or rebate.


                                  ARTICLE VII.

                                    LEASING

      A.  Appointment.

      Owner hereby appoints Manager as the leasing agent for the Properties. Manager hereby accepts such appointment in order to maximize the earnings of the Properties. In connection with such appointment, Manager agrees to use its best efforts to have the rentable space in the Properties continuously rented to desirable Tenants satisfactory to Owner and, all subject to Owner's approval and instructions:

         (i) to prepare and submit to Owner for its approval, a form lease to be used for all Tenants (the "FORM LEASE");

         (ii) at the request of Owner and at Owner's expense, to advertise space in the Properties for rent, by means of periodicals, signs, plans, brochures and other means and media, including listing the rentable space at such listing price(s) as Owner shall direct from time to time (the "LISTING PRICE"); but all written materials and advertisements shall be subject to Owner's approval;

         (iii) to promptly advise Owner in writing of any and all offers received for any rentable space, whether or not consistent with the current Listing Price, if any;

         (iv) at the request of Owner, to actively solicit and seek the cooperation of other licensed real estate brokers ("OUTSIDE BROKERS"), subject to such terms and conditions as Owner may require, and to cooperate fully with such Outside Brokers and provide them with all relevant information regarding the Properties and space therein available for lease;

         (v) to negotiate Leases and renewals of Leases at appropriate times, it being understood that all inquiries with respect to leasing any portion of the Properties shall be referred to Manager, and it also being understood that (a) all leases shall be prepared using the Form Lease except for variations approved by Owner or consistent with guidelines to be recommended by Manager and agreed upon by Owner and Manager in writing from time to time; (b) except for terms and conditions that are required by applicable law, all terms and conditions of all Leases and renewals, all amendments to Leases, and all Leases, renewals and amendments thereof, and any changes in the Form Lease shall be approved by Owner; (c) all Leases, renewals and amendments shall be executed by and in the name of Owner; and (d) Owner shall be free, without any liability to Manager whatsoever, to accept or reject any offer, to refuse to execute any Lease, renewal or amendment, to withdraw all or any portion of space in the Properties from the market and to otherwise refuse to enter into, pursue or consummate any Lease, renewal or amendment for any reason or no reason;
      (e) if Manager knows that it has a prospective Tenant reference from another property in which Manager or any affiliate of Manager has a beneficial interest or that Manager or any affiliate of Manager manages or is a leasing agent, Manager shall declare its potential conflict of interest to Owner, and Owner shall determine if negotiations shall be undertaken by Manager, Owner, or an appointed third party, and (f) references of prospective Tenants shall be investigated by Manager.

      B. Representations and Warranties. Manager represents and warrants as follows:

         (i) Manager is or will hire duly licensed real estate brokers, and any sales personnel employed by Manager are (to the extent required by law, regulation, or any governmental authority) duly licensed real estate brokers or salespersons, in the jurisdiction in which the Properties are located. Manager shall maintain all such licenses in full force and effect throughout the term of this Agreement.

         (ii) Manager shall under no circumstances accept (whether before or after execution or effectiveness of a Lease) any compensation, consideration or other monetary benefits of any kind, directly or indirectly, from any party other than Owner in connection with any Lease; provided that, notwithstanding anything in the foregoing to the contrary, if Owner shall approve Manager's use of a cleaning contractor affiliated with Manager, such affiliated cleaning contractor is permitted to arrange with Tenants to perform additional cleaning services for such Tenants and to receive compensation therefor from such Tenants.

      C. Indemnity. Manager shall and hereby does indemnify, protect, defend and hold harmless Owner, Owner's partners, employees, agents, successors and assigns from and against any and all claims, demands, liabilities, causes of action, judgments, costs, liens, damages, suits, losses, or expenses, including reasonable attorneys' fees, of any nature, kind, or description, that may arise from any broker, finder or any other person, corporation or other entity asserting any claim for a commission, finder's fee or other compensation on account of having procured a Tenant under any Lease, provided that such claim arises from or is due to the acts of Manager and provided, further, that Owner has made all payments of the Commission due pursuant to EXHIBIT "B" with respect to the Lease in question.

      D. Safety Clause. On termination of this Agreement, Manager shall provide Owner with a list of prospective tenants to whom Manager (with Owner's prior written approval) has submitted written leasing proposals within the 90-day period preceding termination, along with relevant co-broker agreements. If a lease is executed by Owner with a tenant from the above list (excluding any existing Tenants with whom Manager may have been negotiating), within 60 days after termination, Owner shall pay Manager a commission in accordance with this Agreement. Additionally, on termination, Manager (and relevant co-brokers) fully release Owner from any obligation to pay any commissions in the event tenants request additional space or extend lease terms after the date of termination of this Agreement.


                                 ARTICLE VIII.

                                 COMPENSATION

      Without limiting the provisions of Section I.S or Article III, as its sole compensation, payment and commissions for the performance of Manager's Obligations, Manager shall be entitled to receive the fees and commissions set forth on the Management Fee Schedule attached as Exhibit "B".
                                                 -----------


                                  ARTICLE IX.

                               TERM OF AGREEMENT

      A.  Term.

      This Agreement shall become effective as of the Commencement Date, and shall continue in full force and effect for a period of thirty-six (36) months from the Commencement Date unless sooner terminated in accordance with its terms. This Agreement shall be automatically renewed for additional terms of one
(1) year each unless one party notifies the other, in writing, at least sixty
(60) days prior to the renewal date, that it elects not to renew.

      B.  Termination.

         (i) This Agreement shall terminate, in its entirety, at Owner's option, five (5) days after the occurrence of any of the following events:

            a. Any material breach by Manager in the performance or observance of any of the provisions of this Agreement on its part to be observed and performed and the failure of Manager, after written Notice thereof from Owner, to cure such breach within ten (10) days, or in the case of a breach which is susceptible of being cured but which cannot with due diligence be cured within such period of ten (10) days, to commence to cure the same and thereafter to prosecute the curing of such breach to completion with all due diligence; provided, however, that the provisions of this subsection shall not apply to any of the other events provided for in the following subsections of this Section IX.B.; or

            b. The repeated failure by Manager to perform any of its obligations under this Agreement in a timely or satisfactory fashion (but only if Owner previously shall have given Manager written Notice of one or more prior failures to perform in a timely or satisfactory fashion and Manager shall have failed or been unable to cure such prior failures); or

            c. The assignment by Manager of all or any of its rights or obligations under this Agreement or the delegation or subcontracting by Manager of all or any of its duties or responsibilities hereunder, except, in either case, as may be expressly permitted by the provisions of this Agreement or if first consented to in writing by Owner; or

            d.  The termination of Manager as a legal entity; or

            e. The commission of an Act of Insolvency (as hereinafter defined) by Manager; or

            f. If any of the representations or warranties of Manager contained in this Agreement shall be or become false in any material respect.

      (ii) This Agreement shall terminate with respect to a Property, at Owner's option, five (5) days after the occurrence of any of the following events:

            a.  The sale by Owner of the Applicable Property; or

            b. The taking by condemnation, eminent domain or similar proceeding, or by agreement in lieu thereof, of all or any substantial portion of the Applicable Property or of access thereto or parking therefor; or

            c. The damage or loss of or destruction to all or any substantial portion of the Applicable Property by fire or other catastrophe and the consequent determination by Owner not to proceed with the restoration thereof.

       (iii) This Agreement shall terminate, in its entirety, at Manager's option, five (5) days after the occurrence of any of the following events:

          a. Any material breach by Owner in the due and punctual payment of any material amount payable by Owner to Manager pursuant to Article 8 hereof when and as the same shall have become due and payable, and the failure of Owner, after written Notice thereof from Manager, to cure such breach within ten
(10) days; or

            b.  The commission of an Act of Insolvency by Owner.

      (iv) For the purposes of this Article IX, a Person shall be deemed to have committed an "Act of Insolvency" if: (a) such Person commences voluntary proceedings under any chapter of the Federal Bankruptcy Code or files for relief under any federal or state insolvency, composition, reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar present or future Law ("Bankruptcy Law"); or (b) such Person seeks or consents to or acquiesces in the appointment of any trustee, sequestrator, conservator, receiver, liquidator or similar entity for such Person or for all or any substantial part of its properties or assets; or (c) such Person admits in writing its inability to pay its debts generally as the same become due; or (e) if, within sixty (60) days after the commencement of any proceedings against such Person seeking any relief under any Bankruptcy Law, such proceedings shall not have been dismissed; or (f) if, within sixty (60) days after the appointment, without the consent or acquiescence of such Person, of any trustee, sequestrator, conservator, receiver, liquidator or similar entity for such Person or for all or any substantial part of its properties or assets, such appointment shall not have been vacated or stayed on appeal or otherwise; or (g) if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or (h) if, within sixty (60) days after the levying or fixing of any order or writ of execution, warrant, attachment or garnishment against such Person or any of its assets or properties, such order or writ shall not have been discharged, vacated or stayed on appeal; or (i) if, within sixty (60) days after the expiration of any stay, such order or writ shall not have been discharged.

      (v) Notwithstanding the provisions of this Article IX, either Manager or Owner shall have the right to terminate this Agreement with respect to all or any portion of the Properties or any of their respective obligations hereunder upon thirty (30) days prior written Notice.

      (vi) Upon the expiration or earlier termination of this Agreement with respect to a Property or Properties:

            a. Owner shall have the right, but not the obligation, to replace Manager with a new manager (the "New Manager") which shall be engaged for the
                                 -----------
purpose of performing, at Owner's discretion, all or any portion of the obligations of Manager hereunder which remain unperformed as of such termination or expiration date with respect to such Property or Properties; and

            b. Manager shall: (a) forthwith surrender and deliver or cause to be surrendered and delivered to Owner or to Owner's designee all funds held by Manager relating to the previous performance of the obligations as to which this Agreement has been so terminated, together with a true and complete accounting thereof; (b) forthwith surrender and deliver to Owner or to Owner's designee all records, plans, specification, Permits, service and other contracts (all contracts shall be specifically assignable to Owner and to the Lender as collateral for the financing described in the Mortgage), Leases, REAs, documents, receipts for deposits, unpaid bills, lease summaries, canceled checks, bank statements, rent rolls, payroll and employment records, accounting data, technical information, paid bills and all other records, papers and documents which relate to such Property or Properties and are being held by Manager in connection with the performance of the obligations which have just been terminated; (c) promptly furnish such other information and take such other actions as Owner shall reasonably require (including without limitation, cooperating with the New Manager) to effectuate an orderly and systematic transition of management and leasing responsibility for such Property or Properties; and (d) within ten (10) days after the expiration or earlier termination of this Agreement submit to Owner a written statement (the "Final Status Statement") setting forth (i) the names of the prospective tenant(s) with whom it has been actively negotiating for space, (ii) the Properties for which such negotiations were pending, (iii) the terms of the proposed Leases, and (iv) the status of the negotiations. For the purposes of this Agreement, the term "actively negotiating" shall be deemed to mean only such negotiations wherein
(A) the prospective tenant or its agent has submitted a written proposal to rent space which has been received by Manager; (B) actual discussions have transpired between Manager and a prospective tenant or its agent; and (C) such prospective tenant's or its agent's records indicate that such discussions were on such a level so as to constitute negotiations rather than a mere inquiry or general solicitation. The Final Status Statement shall be certified as accurate, current and complete by Manager; and

            c. Owner shall thereupon pay to Manager any installment of the fees provided for in Article IX hereof.


      C.  Obligations Upon Termination.

      Upon termination of this Agreement for any reason or the expiration of the term of this Agreement according to its terms, the relationship created hereby shall immediately cease and Manager shall have no further right to act for Owner or draw checks on the Disbursement Account or pursue any of the activities described in this Agreement. In the event of termination, Manager agrees to fulfill all reporting, bookkeeping and related functions hereunder through the period for which Owner agrees to pay Manager a management fee. Upon termination, Manager shall also forthwith (i) surrender and deliver to Owner possession of the Properties, (ii) deliver to Owner all rents and income, including Tenant security deposits in connection with any Leases and other monies of Owner on hand and in any bank account, provided, however, that funds in the Disbursement Account sufficient to meet anticipated operating expenses and liabilities shall remain for a period of thirty (30) days, (iii) deliver to Owner, as received, any monies due Owner under this Agreement but received after such termination, (iv) deliver to Owner (or in accordance with Owner's reasonable instructions) all materials and supplies, keys, copies of contracts, agreements and documents, and copies of such other accounting papers, books and records pertaining to the operation of the Properties as Owner may request, (v) assign any right Manager may have in and to any existing contracts and guarantees relating to the operation and maintenance of the Properties as Owner shall require, (vi) deliver to Owner or Owner's duly appointed agent all records, contracts, Leases, receipts for deposits, unpaid bills, summary of all Leases, in existence at the time of termination and all other papers or documents that pertain to the Properties, and (vii) perform any other actions, or deliver any other documents, reasonably required hereunder upon termination of this Agreement, including facilitating an orderly transition of management to a new manager of the Properties. This Section X.C shall survive the expiration or earlier termination of this Agreement.

                                  ARTICLE X.

                                    NOTICES

      Any Notice required or permitted to be delivered hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or, if delivered by hand, when received by an officer or principal of the party receiving same, or, if transmitted by telecopy, when transmitted, in each case, addressed to the parties at the following addresses:

If to Owner:

                    Kilroy Realty Finance Partnership, L.P.
                    2250 E. Imperial Highway
                    El Segundo, California 90245



If to Manager:

                    Kilroy Realty Finance Partnership, L.P.
                    2250 E. Imperial Highway
                    El Segundo, California 90245



Either party may change its address by giving Notice of such change in writing.


                                  ARTICLE XI.

                                 MISCELLANEOUS

      A.  Entire Agreement.

      This Agreement and the Exhibits annexed hereto is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

      B.  Severability.

      If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      C.  Applicable Law.

      This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of law provisions thereof.

      D.  Assignability.

      This Agreement and all rights hereunder shall not be assigned by Owner or Manager; provided, however, Owner may assign its rights under this Agreement to an affiliate.

      E.  Limited Authority.

      Manager's authority shall be derived wholly from this Agreement, and Manager has no authority to act for, bind or represent Owner except as herein specified.

      F.  Successors Bound.

      Manager may neither assign, whether by operation of Law or otherwise, all or any portion of its rights or obligations under this Agreement, except as otherwise provided herein, without the prior written consent of Owner. Manager understands and hereby acknowledges that the rights and duties created by this Agreement are personal to Manager and that Owner has granted said rights and duties in reliance on the character, experience, expertise, aptitude and business and financial capacity of Manager. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, but shall not inure to the benefit of or be enforceable by any other Person.

      G.  Relationship; Conflicts.

      Nothing contained in this Agreement shall be deemed or construed as creating a partnership, joint venture, co-ownership, agency, or employee-employer relationship between Owner and Manager or between Owner and any other Person. The relationship of Manager to Owner is that of an independent contractor. Manager and Owner agree not to represent to third parties a contrary relationship nor to take any action from which third parties reasonably could infer that Manager and Owner are partners, joint venturers, co-owners, agents, or employee-employer. Any breach by Owner or Manager of this Provision shall be considered a material breach of this Agreement. Owner shall under no circumstances be liable for any actions or omissions of Manager of Manager's employees, agents or independent contractors.

      H.  Time.

      Owner and Manager agree that the other party's failure to meet any of its obligations hereunder solely on account of the occurrence of Unavoidable Delays which are beyond such other party's reasonable control shall not be deemed to be a breach hereof and that the applicable time limit Provision with respect thereto shall be extended for the same amount of time as that lost on account of the Unavoidable Delays. Subject only to the foregoing, time is of the essence in the performance of this Agreement.

      Unavoidable Delays shall mean, with respect to the obligations of any party, delays in the performance of such obligations directly resulting from acts of God, war, national emergency, governmental restriction, civil commotion, embargo, litigation, riots, strikes, picketing, lockouts, unavailability of materials for which no substitute is readily available, fire, other unavoidable catastrophe and all other causes or events (other than non-availability of funds) which are beyond the applicable party's control, provided that satisfactory evidence of the occurrence thereof has been furnished within ten
(10) days of the occurrence thereof by the party affected thereby to the Owner or Manager (as the case may be).

      I.  Arbitration of Disputes.

      All claims, disputes and other matters in question between the parties arising out of or relating to this Agreement or the breach thereof may be decided by arbitration in Los Angeles, California in accordance with rules of the American Arbitration Association then applying if both parties agree as hereinafter provided. Written Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Unless the other party, within ten (10) days of the receipt of such written Notice, sends to the claimant a written objection to such arbitration proceedings, then both parties shall be deemed to have elected to arbitrate such dispute. In the absence of such agreement, either party may resort to judicial proceedings.

      In rendering any award, the arbitrator or arbitrators shall not deviate from or add to the provisions of this Agreement. The award rendered in the arbitration shall be final, and judgment may be entered upon it in accordance with applicable Law in any court having jurisdiction thereof. Reasonable costs, expenses and fees (including, without limitation, attorneys' fees) of the prevailing party in such arbitration shall be assessed against the non-prevailing party in the award.

      Manager shall continue to carry on its obligations hereunder during any arbitration proceedings, and Owner shall continue to make payments to Manager in accordance with the terms of this Agreement (which payments may be made to an escrow agent if Owner disputes its obligation to make the same), unless the matter in dispute concerns the termination of this Agreement, in which event the parties must expressly agree in writing that the parties shall continue to perform pending an award in the arbitration proceedings.

      J.  Interpretation.

      All headings are inserted in this Agreement only for convenience and ease of reference and are not to be considered in the construction or interpretation of this Agreement. Unless the context clearly requires otherwise: (a) words such as "include," "including," or "such as" shall be interpreted as if followed by the words "without limitation"; and (b) any reference to an Article, Section, or other subdivision, or Exhibit or Schedule, is intended to refer to an Article, Section, or other subdivision, or Exhibit or Schedule, of this Agreement. In the event of any inconsistency between the text of this Agreement and any Exhibit or Schedule attached hereto, the text shall govern.

      This Agreement shall be so construed that whenever applicable the use of the singular number shall include the plural number, and the use of the plural number shall include the singular number, and the use of the feminine, masculine, or neuter gender shall include the other genders.

      K.  Representations.

      Manager represents and warrants that it is fully qualified and licensed, to the extent required by law, to manage and lease real estate and interests therein in the State of California and to perform all obligations of Manager hereunder. Manager agrees to comply with all such laws now or hereafter in effect.

      L.  Further Assurances.

      Owner and Manager agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement.

      M.  Third Parties.

      Neither this Agreement nor any provision hereof nor any service, relationship or other matter alluded to herein shall inure to the benefit of any third party, to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason or insolvency, to any another fiduciary or officer representing a bankrupt or insolvent estate of either party, or to the creditors or claimants of such an estate.

      N.  No Interest or Lien.

      This Agreement does not constitute an interest in or lien upon real property. It shall not be recorded in the public records of where the Properties is located and shall not constitute or establish any basis, for claim, for filing of a lis pendens or notice of pendency or claim of lien.

      O.  No Sales Agreement.

      Manager is not authorized to list the Properties for sale or to negotiate with prospective purchasers of the Properties. If Owner should sell the Properties or enter into an agreement with a prospective purchaser with respect to a sale of the Properties, Manager shall not be entitled to any sales brokerage commission, finder's fee or any other compensation unless Owner has entered into a separate written listing agreement or sales broker agreement with Manager.

      P.  Confidentiality.

      Manager shall not make any public announcement concerning the negotiation or consummation of this Agreement or any Lease, contract or other transaction contemplated by this Agreement, or of any of the terms of this Agreement or any such Lease, contract or other transaction, without Owner's prior consent, which consent may be granted or denied in Owner's sole discretion. Manager shall keep confidential all information pertaining to the leasing, operation and management of the Properties and all financial information pertaining to the Properties and to Owner and the partners of Owner (direct and indirect) and their affiliates. Except as may be required by law, Manager shall not disclose any such information without Owner's prior consent, which consent may be granted or denied in Owner's sole discretion.

      Q.  No Waiver.

      No consent or waiver, express or implied, by either party to any breach or default by the other party in the performance of any of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in performance by such other party of such obligation or of any party of such obligation or of any other obligation under this Agreement. To be effective, any waiver must be in writing and be signed by the party intended to be bound thereby.

      R.  Exculpation.

      (i) No general or limited partner of Owner nor any partner, shareholder, officer or director of Owner or any partner of Owner (direct or indirect) shall be personally liable for the performance of any such party's obligations under this Agreement, it being understood that the liability of Owner for Owner's obligations under this Agreement shall be limited to its interest in the Properties and the proceeds thereof and Manager shall not look to any of the other assets of Owner or any assets of any of the aforesaid parties in seeking either to enforce Owner's obligations under this Agreement or to satisfy a judgment for Owner's failure to perform such obligations.

      (ii) No general or limited partner of Manager nor any shareholder, officer or director of any partner of Manager (direct or indirect) shall be personally liable for the performance of any such party's obligations under this Agreement, provided, however, nothing contained herein shall be deemed to exculpate the aforesaid parties from liability arising out of theft, gross negligence or fraud on the part of Manager.

      S.  Additional Remedies.

      The rights and remedies of the parties under this Agreement shall not be mutually exclusive. The exercise of one or more of the remedial provisions of this Agreement shall not preclude the exercise of any other remedial provisions hereof.

      T.  Owner's Approval, Consent, Direction and Authorization.

      Any reference to Owner's approval, consent, direction or authorization in this Agreement shall mean the written approval, consent, direction or authorization of Owner, which may (unless expressly provided otherwise herein) be granted or withheld in Owner's sole discretion.

      U.  Partial Invalidity.

      If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable; however, all other provisions of this Agreement, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      IN WITNESS WHEREOF Owner and Manager have executed this Agreement as of the Commencement Date.

"Owner"                                    "Manager"

_______                                    KILROY REALTY, L.P.

                                            By:  KILROY REALTY CORPORATION,
By:  ______________________                       its: General Partner

                                            By:  ________________________
                                            its: